UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):

March 5, 2013

SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)

(314) 721-4242
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION
FORM 8-K

Item 8.01.                      Other Events.

This Current Report on Form 8-K is being filed in connection with a Memorandum of Understanding (the “MOU”) regarding the settlement of certain litigation related to the Agreement and Plan of Merger, dated as of October 23, 2012, by and among PolyOne Corporation (“PolyOne”), 2012 RedHawk, Inc. (“Merger Sub”), 2012 RedHawk, LLC (n/k/a PolyOne Designed Structures and Solutions LLC) (“Merger LLC”), and Spartech Corporation (“Spartech,” “we” or the “Company”), as it may be amended from time to time (the “Merger Agreement”), pursuant to which Spartech will be merged with and into Merger Sub (the “merger”), with Spartech continuing as the surviving corporation in the merger (the “Surviving Corporation”) and a wholly owned subsidiary of PolyOne, which is expected to be immediately followed by a merger of the Surviving Corporation with and into Merger LLC (the “Subsequent Merger”), with Merger LLC continuing as the surviving entity in the Subsequent Merger.

As contemplated by the MOU, PolyOne and Spartech are providing certain additional disclosures to those contained in the definitive proxy statement/prospectus mailed on or about February 11, 2013 to the Spartech stockholders of record as of the close of business on February 1, 2013 (the “proxy statement/prospectus”) in connection with the solicitation of proxies for use at the special meeting of stockholders to be held at the Spartech Technology Center, 11650 Lakeside Crossing Court, Maryland Heights, Missouri 63146, at 10:00 a.m., local time, on March 12, 2013.  The purpose of the special meeting is to (i) consider and vote on a proposal to adopt the Merger Agreement; (2) consider and vote on a proposal to approve, on an advisory (non-binding) basis, the merger-related executive officer compensation payments that will or may be paid by Spartech to its named executive officers in connection with the merger; and (3) approve the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting.  The Spartech board of directors previously fixed February 1, 2013 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting.

Spartech’s board of directors unanimously determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are in the best interests of Spartech and its stockholders and unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement.  THE SPARTECH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SPARTECH STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” THE “GOLDEN PARACHUTE” COMPENSATION PROPOSAL, AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ADOPT THE MERGER AGREEMENT AT THE TIME OF THE SPECIAL MEETING.

Litigation Related to the Merger

As previously disclosed on page 85 of the proxy statement/prospectus under the heading “Litigation Related to the Merger,” five purported class action lawsuits have been filed by alleged Spartech stockholders. Two purported class actions have been filed in the Circuit Court of St. Louis County, Missouri against Spartech, its directors, PolyOne, Merger Sub, and Merger LLC concerning the proposed acquisition of Spartech by PolyOne through its wholly-owned subsidiaries Merger Sub and Merger LLC. Those actions, Weinreb v. Spartech, et al. and Warren v. Spartech, et al., have been consolidated for all purposes as In re Spartech Corporation Shareholder Litigation (the “Missouri Stockholder Action”). The Missouri Stockholder Action alleges, among other things, that the directors of Spartech have breached their fiduciary duties owed to stockholders by approving the proposed acquisition of Spartech by PolyOne and by failing to disclose certain information to stockholders. The Missouri Stockholder Action further alleges that PolyOne, Merger Sub, and Merger LLC have aided and abetted the directors of Spartech in breaching their fiduciary duties. Among other things, the Missouri Stockholder Action seeks to enjoin the merger.

Two purported class actions were also filed in Delaware Chancery Court (the “Delaware Stockholder Actions”). One of the Delaware Stockholder Actions, Gross v. Spartech, et al., was filed against Spartech, its directors, PolyOne, Merger Sub, and Merger LLC. The other Delaware Stockholder Action, Pill v. Spartech, et al., was filed against Spartech and its directors. The Delaware Stockholder Actions alleged, among other things, that the directors of Spartech have breached their fiduciary duties owed to stockholders by approving the proposed acquisition of Spartech by PolyOne and by failing to disclose certain information to stockholders. Gross v. Spartech, et al. also alleged that PolyOne, Merger Sub, and Merger LLC have aided and abetted the directors of Spartech in breaching their fiduciary duties. Among other things, the Delaware Stockholder Actions sought to enjoin the merger. After their request to stay the Delaware Stockholder Actions was denied, plaintiffs in the Delaware Stockholder Actions filed a Notice and (Proposed) Order of Dismissal on January 31, 2013, which was granted with modifications on February 1, 2013.

A purported class action has also been filed in the United States District Court for the Eastern District of Missouri against Spartech, its directors, PolyOne, Merger Sub, and Merger LLC. Faulkner v. Holt, et al. (the “Missouri District Court Stockholder Action”), alleges, among other things, that the directors of Spartech have breached their fiduciary duties owed to stockholders by approving the proposed acquisition of Spartech by PolyOne and by failing to disclose certain information to stockholders. The Missouri District Court Stockholder Action further alleges that PolyOne, Merger Sub, and Merger LLC have aided and abetted the directors of Spartech in breaching their fiduciary duties. The Missouri District Court Stockholder Action also brings a claim, individually, against the directors of Spartech under Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder. Among other things, the Missouri District Court Stockholder Action seeks to enjoin the merger.

PolyOne, Merger Sub, Merger LLC, Spartech, and Spartech’s directors believe the Missouri Stockholder Action, the Delaware Stockholder Actions, and the Missouri District Court Stockholder Action and the underlying claims are without merit.

On March 5, 2013, counsel for the parties in each of the above-described lawsuits entered into the MOU, in which they agreed on the terms of a settlement of the Missouri Stockholder Action, including the dismissal with prejudice of the Missouri Stockholder Action and a release of all claims made therein against all of the defendants.  The MOU also provides for dismissal with prejudice of the Missouri District Court Stockholder Action. The proposed settlement is conditioned upon, among other things, the execution of an appropriate stipulation of settlement, consummation of the merger, and final approval of the proposed settlement by the Circuit Court of St. Louis County, Missouri. In addition, in connection with the settlement and as provided in the MOU, the parties contemplate that plaintiffs’ counsel will seek an award of attorneys’ fees and expenses as part of the settlement. There can be no assurance that the merger will be consummated, that the parties ultimately will enter into a stipulation of settlement, or that the court will approve the settlement even if the parties enter into such stipulation. If the settlement conditions are not met, the proposed settlement as contemplated by the MOU would become void. The settlement will not affect the amount of the merger consideration that Spartech stockholders are entitled to receive in the merger.

The defendants deny all fault or liability and deny that they have committed any unlawful or wrongful act alleged in the Missouri State Action, the Delaware Stockholder Actions, and the Missouri District Court Stockholder Action or otherwise in relation to the merger.  The defendants have agreed to the terms of the proposed settlement described above solely to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation, including the risk of delaying or adversely affecting the merger.

Additional Disclosures Required by the Memorandum of Understanding

Set forth below are the additional disclosures required to be made in accordance with the MOU.  The disclosures appear below the appropriate section headings that correspond to the sections in the proxy statement/ prospectus.  These additional disclosures should be read in conjunction with the proxy statement/prospectus, which we urge you to read in its entirety.  Defined terms used but not defined herein have the meanings set forth in the proxy statement/prospectus.  Without admitting in any way that any of the disclosures below are material or required by the federal securities laws, state fiduciary law, or any other applicable rule, statute, regulation or law, Spartech makes the following additional disclosures:

The Merger – Background of the Merger

The Spartech Board of Directors' Consideration of Other Financial Advisors

The last paragraph on page 44 of the proxy statement/prospectus makes reference to a preliminary meeting among the independent members of the Spartech board of directors and Barclays on April 26, 2012.  The principal purpose of the meeting on April 26, 2012 was to evaluate the matters described in the last paragraph on page 44 of the proxy statement/prospectus.  The Spartech board of directors did not consider any other financial advisor at that time.  The last paragraph on page 46 of the proxy statement/prospectus makes reference to the Spartech board of directors’ discussion of and reasons in support of its decision to engage Barclays as its financial advisor on July 27, 2012.

Strategic Alternatives Considered by the Spartech Board of Directors

The sixth full paragraph on page 45 of the proxy statement/prospectus makes reference to the Spartech board of directors' discussions, during its June 19 and 20, 2012 meeting, of the PolyOne proposal in the context of Spartech’s other strategic alternatives.  As part of the Spartech board of directors’ and the management of Spartech’s ongoing evaluation of

Spartech’s business, management regularly considered and advised the board of directors on a number of potential acquisitions, dispositions, or refinancings.  These included incremental investments in Spartech’s business such as investments to expand its presence in higher margin businesses and the potential for divestitures of non-core operations.  The Spartech board of directors considered the reasonably attainable benefits and associated risks related to the execution of these potential acquisitions, dispositions, and refinancings, and determined that they were not, alone or together, a better alternative to the potential strategic transaction with PolyOne.

The Spartech Board of Directors' Consideration of Creating a Special Committee

During the meeting of the Spartech board of directors on August 23, 2012, as referenced on page 47 of the proxy statement/prospectus, the directors considered creating a special committee for purposes of evaluating potential transactions and strategic alternatives for Spartech.  Following this meeting, the members of the Spartech board of directors continued to evaluate whether to create a special committee and came to a consensus that it was best to include the entire board of directors in these discussions, particularly since the majority of the members of the board of directors were independent and the proposed transaction with PolyOne did not create conflict issues that required the formation of a special committee.

The Merger – PolyOne’s Reasons for the Merger

The second bullet point on page 53 of the proxy statement/prospectus makes reference to certain expected synergies to be derived from the potential transaction between PolyOne and Spartech.  As a result of the acquisition, PolyOne expects that near-term synergy opportunities will involve the elimination of redundant corporate governance and overhead costs. Implementation of PolyOne’s Lean Six Sigma program, alignment of manufacturing assets with the voice of the customer and, on the commercial side, improvements to sales force training, efficiency and effectiveness are expected to provide additional synergistic opportunities.  Collectively, these opportunities support PolyOne’s preliminary estimate of pretax annualized synergies of $65 million in operating income by the end of year three.

The Merger – Opinion of Spartech’s Financial Advisor – Selected Precedent Transaction Analysis

The first full paragraph on page 63 of the proxy statement/prospectus makes reference to the selected precedent transaction analysis performed by Barclays.  The tabular presentation of such analysis is amended and restated in its entirety as follows:

Date	Target Company	Acquirer
10/3/2011	ColorMatrix(1)	PolyOne
12/24/2010	Dexco Polymers LP	TSRC
10/4/2010	Polymer Group	Blackstone
3/2/2010	Styron	Bain Capital
5/3/2007	Klockner Pentaplast	Blackstone
4/12/2007	Prairie Packaging(2)	Pactiv
11/14/2007	GLS Corp	PolyOne
8/17/2006	Ferro’s Plastic Specialty Business	Olympic Plastics
12/20/2005	Tyco Adhesives and Plastics	Apollo
5/6/2005	Kerr Group	Berry Plastics
3/22/2005	British Vita	Texas Pacific Group
8/21/2003	Rexam (Healthcare Flexibles Sector)	Amcor
6/23/2003	AT Plastics	Acetex
5/28/2002	Berry Plastics	GS Capital Partners
3/18/2002	Ivex Packaging	Alcoa
5/8/2000	Geon	M.A. Hanna
6/2/1999	O’Sullivan Corporation	Geon
5/17/1999	Exxon Chemical - Films	Tredegar
4/8/1998	Blessings Corporation	Huntsman Packaging

	Enterprise Value / LTM EBITDA
Spartech
Mean	7.2x	(3)
Median	7.2x	(4)
PolyOne
Mean	7.4x
Median	7.3x

(1)	Excluded from mean and median calculations for Spartech since it is not a comparable company for Spartech.
(2)	Based on 2007 financial statements.
(3)	7.4x if the ColorMatrix transaction were included in the calculation.
(4)	7.3x if the ColorMatrix transaction were included in the calculation.

The Merger – Opinion of Spartech’s Financial Advisor – Transaction Premium Analysis

The first full paragraph on page 64 of the proxy statement/prospectus makes reference to the selected transaction premium analysis performed by Barclays.  The tabular presentations of such analysis are each amended and restated in their entirety as follows:

Chemical Assets

Acquiror	Target	Date
Cytec Industries	Umeco	4/12/2012
Mexichem (1)	Wavin	2/8/2012
Eastman	Solutia	1/27/2012
Berkshire Hathaway	Lubrizol	3/14/2011
DuPont	Danisco	1/9/2011
BHP Billiton	Potash Corp.	8/17/2010
Agrium Inc	AWB	8/16/2010
Honam Petrochemical Corp	Titan Chemicals Corp Bhd	7/16/2010
Air Products & Chemicals Inc	Airgas Inc	2/5/2010
IPIC (1)	Nova Chemicals	2/23/2009
CF Industries (1)	Terra Industries Inc	1/15/2009
BASF	Ciba Specialty Chemicals	9/15/2008
Ashland Inc	Hercules Inc	7/11/2008
Dow Chemical Co.	Rohm & Haas Co.	7/10/2008
Agrium	UAP Holding Corp	12/3/2007
Basell NV	Lyondell Chemical Co	7/17/2007
Hexion Specialty Chemicals Inc	Huntsman Corp	7/3/2007
Akzo Nobel NV	ICI PLC	6/18/2007
Linde AG	BOC Group PLC	1/25/2006
BASF AG	Engelhard Corp	1/3/2006

1 Day Premium:	Mean: 37.2% Median: 37.8%
(1) Excluded from Mean / Median.

Completed Acquisitions of Target Companies Valued at Less Than $1 Billion with a Stock Component

Acquiror	Target	Date Announced
Nissan Motor Co Ltd	Aichi Machine Industry Co Ltd	12/16/2011
Resolute Forest Products	Fibrek Inc	11/28/2011
Ciena Enterprises Ltd	Asia Environment Holdings Ltd	8/23/2011
Perfumania Holdings Inc (1)	Parlux Fragrances Inc	8/11/2011
DryShips Inc (1)	OceanFreight Inc	7/26/2011
Allegheny Technologies Inc	Ladish Co Inc	11/17/2010
Geo Group Inc	Cornell Companies Inc	4/19/2010
Outotec Oyj	Larox Oyj	10/15/2009
Sykes Enterprises Inc	ICT Group Inc	10/6/2009
Basil Read Holdings Ltd (1)	TWP Holdings (Pty) Ltd	9/30/2009
Inverness Medical Innovations Inc	Concateno plc	6/5/2009
Cenveo Inc (1)	Nashua Corp	5/7/2009
Aecon Group Inc	Lockerbie & Hole Inc	2/2/2009
Attica Holdings SA	Blue Star Maritime SA	10/16/2008
Brascan Residential Properties SA (1)	Company SA	9/10/2008
Middleby Corp	Turbochef Technologies Inc	8/12/2008
Finning International Inc	Collicutt Energy Services Ltd	11/27/2007
Wotif.com Holdings Ltd	Travel.com.au Ltd	10/1/2007
Salmat Ltd	HPAL Ltd	7/18/2007
Publicis Groupe SA	Business Interactif SA	6/14/2007
Gunns Ltd	Auspine Ltd	5/15/2007
Peptech Ltd	EvoGenix Ltd	5/7/2007
Northgate Information Solutions plc	Arinso International NV-SA	5/2/2007
Programmed Maintenance Services Ltd	Integrated Group Ltd	2/12/2007

	1 Day Premium:	Mean: 33.2% Median: 30.1%
(1) Excluded from Mean / Median.

In addition, Barclays also reviewed the premium paid in the following U.S. and Canada transactions in the chemicals, industrials and consumer sectors that have been announced since January 1, 2011, where the enterprise value of the target company was between $750 million and $5 billion and consideration consisted partly of stock.

Acquiror	Target	Date Announced
NRG Energy Inc	GenOn Energy Inc	7/22/2012
Eastman Chemical Co	Solutia Inc	1/27/2012

Eldorado Gold Corp	European Goldfields Ltd	12/18/2011
United Rentals	RSC Holdings Inc	12/16/2011
Lam Research Corp	Novellus Systems Inc	12/14/2011
Superior Energy Services Inc	Complete Production Svcs Inc	10/10/2011
AuRico Gold Inc	Northgate Minerals Corp	8/29/2011
Windstream Corp	PAETEC Holding Corp	8/1/2011
Holly Corp	Frontier Oil Corp	2/22/2011
Rock-Tenn Co	Smurfit-Stone Container Corp	1/23/2011

	1 Day Premium:	Mean: 33.4% Median: 27.6%

The Merger – Opinion of Spartech’s Financial Advisor – Discounted Cash Flow Analysis

The following sentence should be inserted after the fifth sentence of the last paragraph on page 66 of the proxy statement/prospectus:

“No adjustments were made to the stock-based compensation expense of Spartech in the discounted cash flow analyses of Spartech.”

The sixth through eighth sentences of the last paragraph on page 66 of the proxy statement/prospectus should be deleted and replaced with the following:

“In the first discounted cash flow analysis, or the DCF Analysis (EBITDA Multiple), the residual value of Spartech at the end of the forecast period, or “terminal value,” was estimated by selecting a range of terminal value multiples of 5.25x to 5.75x and applying such range to the estimated 2017 EBITDA of $108 million based on the management projections, which included a base case, upside case and downside case.  The DCF Analysis (EBITDA Multiple) excluded the impact of any contingent or similar liabilities.  In the second discounted cash flow analysis, or the DCF Analysis (Average EBITDA Multiple), the terminal value of Spartech was estimated by selecting a range of terminal value multiples of 6.0x to 6.5x and applying such range to the average of Spartech’s estimated EBITDA for 2010 through 2017 of $75 million based on the management projections, which included a base case, upside case and downside case.”

The following two sentences should be inserted after the fourth sentence of the first full paragraph on page 67 of the proxy statement/prospectus:

“No adjustments were made to the stock-based compensation expense of PolyOne in the discounted cash flow analyses of PolyOne.  Certain contingent environmental liabilities of PolyOne were not taken into account in the Barclays’ discounted cash flow analyses of PolyOne.”

The Merger – Opinion of Spartech’s Financial Advisor – Leveraged Acquisition Analysis

The first paragraph on page 68 of the proxy statement/prospectus is amended and restated in its entirety as follows:

“Barclays performed a leveraged acquisition analysis in order to ascertain a price for each of Spartech common stock and PolyOne common shares, in each case, which might be achieved in a leveraged buyout transaction with a financial buyer using a debt capital structure consistent with the merger and based upon current market conditions. In the case of Spartech, Barclays performed two leveraged acquisition analyses. In the first case, or Spartech LBO Analysis (Current), Barclays assumed the following in its analysis: (i) total debt / LTM EBITDA multiple of 4.5x for the period ended July 31, 2012, (ii) an equity investment of approximately 45% that would be needed to achieve an internal rate of return of 20% to 25% over a five-year period and (iii) a projected EBITDA terminal value multiple of 6.0x for the period ended 2017. In the second case, or the Spartech LBO Analysis (Normalized), Barclays assumed the following in its analysis: (i) total debt / LTM EBITDA multiple of 4.0x for the period ended July 31, 2012, (ii) an equity investment of approximately 45% that would be needed to achieve an internal rate of return of 22.5% to 27.5% over a five-year period and (iii) a projected EBITDA terminal value multiple of 6.0x for the period ended 2017. In the case of PolyOne, Barclays assumed the following in its analysis: (i) total debt / LTM EBITDA multiple of 5.0x for 2012, (ii) an equity investment of approximately 50% that would be needed to achieve an internal rate of return of 20% to 25% over a five-year period and (iii) a projected EBITDA terminal value multiple of 7.5x for the period ended 2017. In the case of PolyOne LBO Analysis and the Spartech LBO Analysis (Current), Barclays assumed that the debt raised in connection with a hypothetical leveraged acquisition would have a structure and terms consistent with current market conditions. Barclays assumed a weighted average cost of debt of 7.50% in the Spartech leveraged acquisition analyses and 7.35% in the PolyOne leveraged acquisition analysis.  The following summarizes the results of these calculations:”

The Merger – Financial Projections – Unaudited Spartech Projections

The third bullet point on page 70 of the proxy statement/prospectus is amended and restated in its entirety as follows:

●
“do not necessarily reflect (i) current estimates or assumptions management of Spartech may have about prospects for Spartech’s business, (ii) incremental investments proposed or planned by management of Spartech, (iii) changes in general business or economic conditions, or (iv) any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared;”

The second full paragraph on page 71 of the proxy statement/prospectus makes reference to revised projections provided by Spartech to Barclays.  The following should be inserted after the second full paragraph and associated tabulation on page 71 of the proxy statement/prospectus:

“The following upside case projections were prepared by Spartech management and provided to Barclays:

(in millions)	Forecast FY 2013	Forecast FY 2014	Forecast FY 2015	Forecast FY 2016	Forecast FY 2017

Net Sales	$1,279	$1,353	$1,465	$1,536	$1,610

EBITDA excluding special items (1)	69	85	98	109	119

(1)           EBITDA excluding special items is defined as earnings before interest, income taxes, depreciation and amortization adjusted to exclude the impact of restructuring and exit costs. EBITDA excluding special items is a non-GAAP financial measure and should not be considered as an alternative to operating earnings or net earnings as a measure of operating performance or cash flows as a measure of liquidity. EBITDA excluding special items does not include the impact of the potential for any synergies or costs related to the merger.

The following downside case projections were prepared by Spartech management and provided to Barclays:

(in millions)	Forecast FY 2013	Forecast FY 2014	Forecast FY 2015	Forecast FY 2016	Forecast FY 2017

Net Sales	$1,148	$1,270	$1,350	$1,410	$1,476

EBITDA excluding special items (1)	56	70	80	89	97

(1)           EBITDA excluding special items is defined as earnings before interest, income taxes, depreciation and amortization adjusted to exclude the impact of restructuring and exit costs. EBITDA excluding special items is a non-GAAP financial measure and should not be considered as an alternative to operating earnings or net earnings as a measure of operating performance or cash flows as a measure of liquidity. EBITDA excluding special items does not include the impact of the potential for any synergies or costs related to the merger.”

Cautionary Statement Concerning Forward-Looking Statements

Statements in this Form 8-K that are not purely historical, including statements that express Spartech’s belief, anticipation or expectation about future events, are forward-looking statements. “Forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relate to future events and expectations and include statements containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ from our forward-looking statements are as follows:

a)	The announced pending merger with PolyOne could cause disruptions in the business
b)	Uncertainty of the merger may cause customers, suppliers, employees, or strategic partners to delay or make different decisions about their relationship with the Company
c)	Required approvals and lawsuits challenging the merger could delay or prevent the closing of the merger
d)	Problems may arise in the integration of the businesses of PolyOne and the Company or the transaction may result in unexpected costs to merge the two companies
e)	Adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products of the types we produce
f)	Our ability to compete effectively on product performance, quality, price, availability, product development, and customer service
g)	Adverse changes in the markets we serve, including the packaging, transportation, building and construction, recreation and leisure, and other markets, some of which tend to be cyclical
h)
Volatility of prices and availability of supply of energy and raw materials that are critical to the manufacture of our products, particularly plastic resins derived from oil and natural gas, including future impacts of natural disasters

i)	Our inability to manage or pass through to customers an adequate level of increases in the costs of materials, freight, utilities, or other conversion costs
j)	Our inability to achieve and sustain the level of cost savings, productivity improvements, gross margin enhancements, growth or other benefits anticipated from our improvement initiatives
k)	Our inability to collect all or a portion of our receivables with large customers or a number of customers
l)	Loss of business with a limited number of customers that represent a significant percentage of our revenues
m)	Restrictions imposed on us by instruments governing our indebtedness, the possible inability to comply with requirements of those instruments and inability to access capital markets
n)	Possible asset impairments
o)
Our inability to predict accurately the costs to be incurred, time taken to complete, operating disruptions therefrom, potential loss of business or savings to be achieved in connection with production plant consolidations and line moves

p)	Adverse findings in significant legal or environmental proceedings or our inability to comply with applicable environmental laws and regulations
q)	Our inability to develop and launch new products successfully or without extensive additional costs
r)	Possible weaknesses in internal controls

We assume no responsibility to update our forward-looking statements.

Additional Information

In connection with the proposed merger transaction, PolyOne filed with the SEC and the SEC has declared effective a registration statement on Form S-4 (File No. 333-185533) that includes a proxy statement of Spartech and a prospectus of PolyOne.  The definitive proxy statement/prospectus has been sent to the stockholders of Spartech.  SPARTECH STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Spartech at its website, www.spartech.com, or 120 S. Central Avenue, Suite 1700, Clayton, MO 63105, Attention: Corporate Secretary, or from PolyOne at its website, www.polyone.com, or 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Corporate Secretary.

Participants in Solicitation

Spartech and PolyOne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information concerning Spartech’s participants is set forth in the proxy statement, dated January 24, 2012, for Spartech’s 2012 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A and Spartech’s current reports on Form 8-K, as filed with the SEC on March 16, 2012 and October 29, 2012.  Information concerning PolyOne’s participants is set forth in the proxy statement, dated March 23, 2012, for PolyOne’s 2012 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A and PolyOne’s current reports on Form 8-K, as filed with the SEC on May 11, 2012 and September 25, 2012.  Additional information regarding the interests of participants of PolyOne and Spartech in the solicitation of proxies in respect of the proposed merger is included in the definitive registration statement and proxy statement/prospectus filed with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Spartech

With annual revenues of approximately $1.1 billion, Spartech is a leading producer of plastic products including polymeric compounds, concentrates, custom extruded sheet and rollstock products and packaging solutions for a wide spectrum of customers. Spartech’s three business segments, which operate in the United States, Mexico, Canada, and France, annually process approximately one billion pounds of plastic resins, specialty plastic alloys, and color and specialty compounds. Additional information can be found at www.spartech.com.

About PolyOne

PolyOne Corporation, with 2012 revenues of $3.0 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises Pledge (SM), PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date: March 5, 2013	By:	/s/ Randy C. Martin
Randy C. Martin Executive Vice President Corporate Development and Chief Financial Officer